Exhibit 10.3

AMENDMENT AND RESTATEMENT OF EMPLOYMENT AGREEMENT

This Amendment and Restatement of Employment Agreement (this “Amendment”), is entered into this 23rd day of March, 2012, with the terms of this Amendment becoming effective as of March 23, 2012 (the “Effective Date,” as same may be extended as provided herein), by and among WCA Management Company, L.P. (the “Company”), WCA Waste Corporation (“Guarantor”) and Jerome M. Kruszka (“Executive”). The Company, Guarantor and Executive are referred to collectively as the “Parties.”

RECITALS

A. Executive, the Company and Guarantor previously entered into that certain Amended and Restated Employment Agreement dated as of May 19, 2010 (as amended to date, the “Employment Agreement”), pursuant to which Executive has been employed as President and Chief Operating Officer of the Company and/or its Affiliates (as defined on Exhibit I).

B. On December 21, 2011, Guarantor entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cod Intermediate, LLC, a Delaware limited liability company (“Parent”), and Cod Merger Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, at the closing of the merger contemplated by the Merger Agreement, Merger Sub will merge with and into Guarantor (the “Merger”), the separate corporate existence of Merger Sub will cease and Guarantor will become a wholly-owned subsidiary of Parent.

C. The Merger is expected to close and become effective on the Effective Date.

D. The Company, Guarantor and Parent believe it is advisable and in their best interests to retain Executive, and Executive desires and is willing, to continue to provide services for the 21-day period following the Effective Date (the “Transition Period”) pursuant to the Employment Agreement as amended and restated by this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and obligations contained and exchanged in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Transitional Services. During the Transition Period, Executive will provide services as follows:

a.

As of the Effective Date, Executive hereby resigns his positions as President and Chief Operating Officer. Notwithstanding the foregoing resignation, during the Transition Period, Executive shall provide transitional services for Guarantor and its subsidiaries and assist in an

1

orderly transfer of responsibilities and other post-closing matters relating to the Merger consistent with the duties and responsibilities he has customarily performed in such officer capacity. The transitional services to be provided by Executive may be reasonably modified by mutual agreement of Executive and the Company, provided that any such modification shall result in duties and responsibilities comparable to those customarily performed by Executive under the Employment Agreement.

b.	Executive agrees to perform the transition services and conduct all business in accordance with the Company’s general policies as in effect during the Transition Period. Executive shall comply materially with all applicable laws and regulations governing the operations and affairs of Guarantor and its subsidiaries.

c.	During the Transition Period, Executive agrees to devote his full time, attention, and efforts during regular business hours, and at all such other times as may be requested by the Company, consistent with industry practices, to the business affairs of the Company and to perform his duties faithfully and diligently to discharge the responsibilities assigned to the Executive hereunder. The foregoing notwithstanding, the Parties recognize and agree that, during the Transition Period, Executive may engage in passive personal investments and other business, civic or charitable activities that do not conflict with the business and affairs of the Company or interfere with Executive’s performance of his duties hereunder.

2. Term. Executive shall remain employed for the Transition Period unless Executive’s employment is earlier terminated by the Company for “cause” (as defined in the Employment Agreement) or by Executive for any reason. Any such termination shall accelerate the Transition Period and the day of such termination shall be deemed to be the last day of the Transition Period. Executive’s employment with Company during the Transition Period shall be employment at will, but the Company may not terminate Executive prior to the end of the Transition Period (other than for “cause” (as defined in the Employment Agreement)). Unless earlier terminated, Executive’s employment with the Company shall be terminated on the close of business of the last day of the Transition Period (the “Termination Date”) and all terms and conditions of, and payments in connection with, Executive’s termination of employment shall be governed by the Separation Agreement and Release in the form attached hereto as Exhibit I (the “Separation Agreement”).

3.	Other Terms of Employment.

a.	Compensation and Benefits. During and for the services performed during the Transition Period, Executive shall be paid based upon his Base Salary with the Company as in effect on the Effective Date.

2

During the Transition Period, Executive shall not be entitled to any awards or benefits as previously provided under Section 5 of the Employment Agreement. During the Transition Period, Executive shall be entitled to the benefits provided pursuant to Section 6 of the Employment Agreement, except with respect to any equity, bonus or incentive type of benefits. During the Transition Period, Executive shall not be entitled to any benefits under Section 7 of the Employment Agreement.

b.	Executive acknowledges and agrees that this Amendment replaces and supersedes the Employment Agreement in its entirety and that Executive shall have no rights with respect to the Employment Agreement except as expressly provided herein and the Separation Agreement. Notwithstanding the foregoing, Sections 9 (Noncompetition and Confidentiality), 13 (Remedies), 16 (Governing Law) and 21 (Guarantee By WCA Waste Corporation) of the Employment Agreement shall remain in effect as if set forth herein. Unless otherwise expressly provided in this Amendment, including Exhibit I attached hereto, all other terms and provisions of the Employment Agreement shall terminate and have no force and/or effect from and after the Effective Date.

c.	In the event of any conflict between this Amendment and the Employment Agreement, this Amendment shall be conclusive and controlling. In the event of any conflict between this Amendment and, when executed, the Separation Agreement, the terms of the Separation Agreement shall be conclusive and controlling.

d.	Any capitalized terms used but not defined in this Amendment shall have the meaning ascribed thereto in the Employment Agreement.

4. Extension of Effective Date. In the event that the closing of the Merger is delayed for any reason and does not take place on March 23, 2012, the Effective Date and the commencement of the Transition Period shall be extended to coincide with the date on which the Merger closes. In such event, the Termination Date shall be amended to the last day of the revised Transition Period as so extended.

5.	Miscellaneous.

a.	This Amendment may be executed in identical counterparts, each of which shall constitute an original and both of which shall constitute one and the same agreement.

b.

In the event of a breach or threatened breach by Executive of any of the provisions of this Amendment, Executive hereby consents and agrees that the Company and/or its Affiliates shall be entitled to seek, in addition to other available remedies, a temporary or permanent

3

injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

c.	The Parties warrant that no representations related to the subject matter of this Amendment have been made other than those contained in the written provisions of this Amendment, and that they do not rely on any representations not stated in this Amendment.

d.	The Parties further warrant that they or their undersigned representatives are legally competent and fully authorized to execute and deliver this Amendment.

e.	The Parties confirm they have had the opportunity to have this Amendment explained to them by legal counsel and tax advisors of their choice, and that they execute this Amendment freely, knowingly and voluntarily. Each of the Company and Guarantor is relying on its own judgment and on the advice of its legal counsel and tax advisors and not upon any recommendation of Executive or his agents, counsel or other representatives. Likewise, Executive is relying on his own judgment and on the advice of his legal counsel and tax advisors, and not upon any recommendation of the Company, Guarantor or their respective directors, officers, employees, agents, counsel or other representatives. Executive hereby acknowledges that none of the Company, Guarantor, any of their Affiliates or any officers, directors, employees, shareholders, partners, members or any agents or representatives of any of the foregoing, guarantee or are otherwise responsible for the tax consequences to Executive with respect to this Amendment and actions contemplated hereby. By voluntarily executing this Amendment, the Parties confirm their competence to understand and do hereby accept the terms of this Amendment as resolving fully all differences, disputes and claims that may exist within the scope of this Amendment.

f.	This Amendment may not be modified or amended except by a writing signed by the Parties. No waiver of this Amendment or of any of the promises, obligations, terms, or conditions contained in it shall be valid unless it is in writing signed by the Party or Parties against whom the waiver is to be enforced. The waiver by any Party of a breach of any provision of this Amendment shall neither operate nor be construed as a waiver of any subsequent breach by any Party. Except as expressly provided for herein, the failure of any Party to take any action by reason of any breach will not deprive such Party of the right to take action at any time while such breach occurs.

4

g.	If any part or any provision of this Amendment shall be finally determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Amendment.

h.	The Parties have cooperated in the preparation of this Amendment. Hence, this Amendment shall not be interpreted or construed against or in favor of any Party by virtue of the identity, interest, or affiliation of its preparer.

i.	This Amendment is made and shall be enforced pursuant to the laws of the State of Texas, without regard to its law governing conflicts of law.

j.	EXCEPT AS PROVIDED IN SECTION 5.b., ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF TEXAS IN EACH CASE LOCATED IN THE CITY OF HOUSTON AND IN HARRIS COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH IN THE EMPLOYMENT AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF

5

ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AMENDMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.j.

k.	The amount of compensation and benefits payable under this Amendment shall be paid from the general assets of the Company and/or Guarantor and there shall be no separate trust established to pay any benefits under this Amendment. All amounts payable under this Amendment shall be subject to all taxes and withholding requirements under federal, state and local law.

l.	This Amendment shall be binding on and inure to the benefit of the successors and assigns of the Parties. No rights or obligations, benefits of or payments to Executive under this Amendment may be subject to claims of Executive’s creditors, or in any manner may be assigned or transferred by Executive other than his rights to compensation and benefits that are transferred by will or to his estate by operation of law.

m.	Titles and headings to Sections are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Amendment and not to any particular provision hereof. The definitions contained in this Amendment are applicable to the singular as well as the plural forms of such terms, and to the masculine as well as to the feminine and neuter genders of such term.

[Signature page follows]

6

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment as of the date indicated below

JEROME M. KRUSZKA (“EXECUTIVE”)		WCA MANAGEMENT COMPANY, L.P. (the “Company”)

/s/ Jerome M. Kruszka			By: WCA Management General, Inc., its General Partner

Date:	March 23, 2012		By:	/s/ Michael A. Roy
Michael A. Roy, Vice President and General Counsel

WCA WASTE CORPORATION (“Guarantor”)

		By:	/s/ Joseph J. Scarano, Jr.
Joseph J. Scarano, Jr., Vice President - Controller

		Date:	March 23, 2012

7

SEPARATION AGREEMENT AND RELEASE

This SEPARATION AGREEMENT AND RELEASE (the “Agreement”) is dated April 13, 2012, and is effective on the date described in Section 14.

PARTIES

The parties to this Agreement are WCA Management Company, L.P. (the “Company”), WCA Waste Corporation, a Delaware corporation (“Guarantor”), and Jerome M. Kruszka (“Executive”). The Company, Guarantor and Executive are referred to collectively as the “Parties.”

PREAMBLE

WHEREAS, Executive was previously employed as President and Chief Operating Officer of the Company and/or its Affiliates, pursuant to that certain Amended and Restated Employment Agreement dated as of May 19, 2010 (as amended and restated by the Amendment hereinafter defined, the “Employment Agreement”);

WHEREAS, on December 21, 2011, Guarantor entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cod Intermediate, LLC, a Delaware limited liability company (“Parent”), and Cod Merger Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, at the closing of the merger contemplated by the Merger Agreement, Merger Sub merged with and into Guarantor (the “Merger”), the separate corporate existence of Merger Sub ceased and Guarantor became a wholly-owned subsidiary of Parent;

WHEREAS, Section 5.16 of the Merger Agreement provides that, at the closing of the merger contemplated by the Merger Agreement, Executive was to be terminated from all positions he holds with the Company and/or its Affiliates, with such termination deemed to be an involuntary termination without cause;

WHEREAS, the Employment Agreement was amended and restated in its entirety pursuant to the Amendment and Restatement of Employment Agreement entered into by the Parties on March [23], 2012 (the “Amendment”), whereby Executive agreed to continue to provide services for a specified period after the closing of the Merger;

WHEREAS, the Parties intend to terminate the Amendment as of the Date of Termination (except with respect to the Parties’ continuing obligations under Sections 9, 13, 16 and 21 of the Employment Agreement as provided in Section 3.b. of the Amendment) and enter into this Agreement;

WHEREAS, except as set forth herein, the Parties intend that this Agreement shall operate as a complete and final settlement of all claims, differences and alleged causes of action existing among them as of the Effective Date;

WHEREAS, Executive has had at least 21 days to consider this Agreement, although he may sign it sooner if desired;

WHEREAS, the Company has advised Executive in writing to consult with independent legal counsel and tax advisors respecting this Agreement;

WHEREAS, Executive has had an opportunity to consult with independent legal counsel and tax advisors with respect to the terms, meaning and effect of this Agreement; and

WHEREAS, Executive understands that the Company and Guarantor regard the above representations as material and that the Company and Guarantor are relying on these representations in entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and obligations contained and exchanged in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Definitions.

1.1 “Code” shall mean the Internal Revenue Code of 1986, as amended, and the notices, rules and regulations thereunder.

1.2 “Company and/or its Affiliates” means and includes the Company, Guarantor, their respective Affiliates, and all of their predecessors, successors and assigns and parents, subsidiaries, divisions or other affiliated companies, partners, partnerships, assigns, present and former officers, directors, employees, stockholders, partners, members, agents, insurers, employee benefit plans or programs and their fiduciaries, whether in their individual or official capacities and all of the successors and assigns of the foregoing. “Affiliates” also includes a person or entity who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company and Guarantor.

1.3 “Date of Termination” means April 13, 2012.

1.4 “D&O Insurance Policy” means the directors’ and officers’ liability insurance policies of the Company and/or its Affiliates in effect on the Date of Termination.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

2. Termination of the Amendment. The Parties agree that the Amendment is hereby terminated except with respect to those matters which expressly survive termination. The Amendment shall have no further force and effect as of the Date of Termination, except with respect to the Parties’ rights and obligations under Sections 9 (Noncompetition and Confidentiality), 13 (Remedies), 16 (Governing Law) and 21 (Guarantee by WCA Waste Corporation), of the Employment Agreement (as provided in Section 3.b. of the Amendment), all of which survive the termination of the Amendment; provided, however, that any reference to the “Term” contained in the foregoing sections of the Employment Agreement shall mean the three-year period following the Date of Termination. This Agreement shall have no effect on the D&O Insurance Policy, which shall be governed by the terms of Section 5.8 of the Merger Agreement.

3. Pay Through Date of Termination; Reimbursement of Expenses. The Company agrees that it shall pay Executive for all salary and unused vacation time accrued through the Date of Termination and reimburse Executive for expenses reimbursable under Company policy as in effect on the Date of Termination, as specified in paragraphs 1, 2 and 3 of Exhibit A, subject to such payroll and withholding deductions as may be required by law. Except as set forth in the prior sentence and in Section 4 below, Executive acknowledges that he has received all applicable salary, wages, bonus, compensation, sick time, vacation time, paid leave, employee benefits or other remuneration of any kind earned on or before the Date of Termination.

4. Additional Payments and Benefits to Executive. The Parties hereby agree that the Company will make the payments and provide the benefits provided for Section 10 of the Employment Agreement (in accordance with Sections 10 and 20 of the Employment Agreement, exclusive of any interest provided in Section 20 of the Employment Agreement) as specified in paragraph 4 of Exhibit A, subject to such payroll and withholding deductions as may be required by law. Executive agrees that the payments specified in paragraph 4 and 5 of Exhibit A constitute all amounts payable by the Company and/its Affiliates to Executive either (i) in connection with the Merger or a Change in Control or in connection with the termination of Executive’s employment following the Merger or a Change in Control and (ii) under Sections 10 and 20 of the Employment Agreement.

5. Resignation by Executive. Effective as of the Date of Termination, Executive acknowledges and confirms that he has resigned from all positions he holds as an employee, officer, manager, director, member of a committee of the Board of Directors or of the Board of Managers, or similar position with the Company and/or its Affiliates.

6.	Releases.

6.1 Release by Executive. Executive unconditionally, fully and forever waives, releases, discharges, agrees to hold harmless, and promises not to sue the Company and/or its Affiliates, from and for any claim, action or right of any sort, known or unknown, fixed or contingent, arising on or before the Date of Termination.

a. This release includes, but is not limited to, any claim arising out of or related to the following: any claim for any salary, wages, bonus, compensation, sick time, vacation time, paid leave, employee benefits or other remuneration of any kind; any claim for additional or different compensation or benefits of any sort, including any participation in any severance pay plan; any claim of discrimination or retaliation on the basis of age, race, sex, religion, marital status, sexual preference, national origin, handicap or disability, veteran status, or special disabled veteran status; any claim arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, tax, excise taxes, penalties and interest under the Code, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act of 1938, the Texas Commission on Human Rights Act, Chapter 451 of the Texas Labor Code, or the Texas Payday Law, as such statutes may be amended from time to time; any other claim based on any statutory prohibition; any claim arising out of or related to an express or implied employment contract, any other contract affecting terms and conditions of employment, or a covenant of good faith and fair dealing; any tort claim or other claim for personal injury, death or property damage or loss; any claim for fraud or misrepresentation; and any personal gain with respect to any claim arising under any whistleblower, qui tam or other provisions of any state or federal law.

b. Executive represents that Executive has read and understands this release provision and that rights and claims under the Age Discrimination in Employment Act of 1967 are among the rights and claims against the Company and/or its Affiliates that Executive is releasing. The Parties further acknowledge and agree that Executive is not releasing any of the following: (i) any rights or claims arising after the Date of Termination; (ii) any rights or claims arising from or related to any obligations that are specifically stated or affirmed in this Agreement; (iii) health benefits under any law or policy or plan currently maintained by the Company and/or its Affiliates that provides for health insurance continuation or conversion rights; (iv) rights to indemnification under the Company’s bylaws or any other arrangement; (v) rights to vested benefits under the Company’s tax qualified 401(k) plan; and (vi) any rights or claims that may not be released as a matter of law (for example, claims for unemployment compensation).

6.2 Release by the Company and Guarantor. Each of the Company and Guarantor unconditionally, fully and forever waives, releases, discharges, agrees to hold harmless, and promises not to sue Executive and/or any of Executive’s heirs, administrators, successors and/or assigns, from and for any claim, action or right of any sort, known or unknown, fixed or contingent, arising on or before the Date of Termination. The Parties further acknowledge and agree that each of the Company and the Guarantor is not releasing any of the following: (i) any rights or claims arising after the Date of Termination; (ii) any rights or claims arising from or related to any obligations that are specifically stated or affirmed in this Agreement; (iii) any rights or claims arising from or related to Executive’s fraud, intentional misconduct or criminal activities occurring during Executive’s employment with the Company and/or its Affiliates; (iv) any rights or claims related to the Company’s securities insofar as such rights or claims may arise in connection with Executive’s duties as an officer of the Company and/or its Affiliates under Section 16 of the Securities Exchange Act of 1934; (v) any rights or claims under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act; (vi) any rights or claims arising from or related to the litigation related to the Merger Agreement and Merger; (vii) any rights or claims arising out of acts or omissions for which the Company would not have the power to indemnify Executive pursuant to Section 145 of the Delaware General Corporate Law; and/or (viii) any rights or claims that may not be released as a matter of law.

7. Consideration. As consideration for each Party’s execution and performance of its respective obligations under this Agreement, each of Executive, the Company and Guarantor (i) has granted the release set forth in Section 6, and (ii) will perform its remaining obligations pursuant to this Agreement. Each Party agrees that the release set forth in Section 6 is in addition to anything of value to which such Party already is entitled from the other Parties and acknowledges the sufficiency of the consideration for the release set forth in Section 6.

8. Future Employment. Without the prior written consent of the Company, Executive agrees not to seek or accept employment with the Company and/or its current Affiliates and acknowledges that the Company and/or its current Affiliates are not obligated to offer employment to Executive, now or in the future. Notwithstanding the foregoing, nothing in this

Agreement shall preclude or prevent Executive from seeking employment with or becoming employed by an individual or entity that becomes an Affiliate of the Company following the Effective Date (other than Executive’s surviving obligations under the Amendment and the Employment Agreement as provided herein).

9. No Other Claims; No Unlawful Conduct. Executive represents that Executive has not filed or authorized the filing of any complaints, charges or lawsuits against the Company and/or its Affiliates with any federal, state or local court, governmental agency, or administrative agency, and that if, unbeknownst to Executive, any such complaint has been filed on Executive’s behalf, Executive will use Executive’s best efforts to cause it to be withdrawn immediately and dismissed with prejudice. Executive also represents that Executive has not engaged in, and is not aware of, any unlawful conduct in relation to the business of the Company and/or its Affiliates.

10.	Confidentiality and Defense of Claims.

10.1 The Parties shall keep strictly confidential all the terms and conditions of this Agreement and shall not disclose them to any person other than legal and/or financial advisors, government officials who seek such information in the course of their official duties, individuals at the Company and/or its Affiliates, and Executive’s spouse, unless compelled to do so by law or regulation, or business necessity. Nothing in this Section is intended to prevent Executive from disclosing the fact that he was employed by the Company and/or its Affiliates or from describing his employment duties.

10.2 Executive agrees that during the three-year period following the Date of Termination, upon request from the Company, he will reasonably cooperate with the Company and/or its Affiliates in the defense of any claims or actions that may be made by or against the Company and/or its Affiliates that affect his prior areas of responsibility, except if Executive’s reasonable interests are adverse to the Company and/or its Affiliates in such claim or action. To the extent travel is required to comply with the requirements of this Section 10.2, the Company shall, to the extent possible, provide Executive with notice at least 10 days prior to the date on which such travel would be required. The Company agrees to promptly reimburse Executive for all of his Company pre-approved reasonable travel and other direct expenses incurred, or to be reasonably incurred, to comply with his obligations under this Section 10.2. Such reimbursement shall be made in accordance with the penultimate sentence of Section 15.19.

11. Consultation With Counsel. The Company advises Executive to consult with independent legal counsel and tax advisors prior to executing this Agreement, and Executive acknowledges being given that advice.

12. No Defamatory Statements. Executive agrees that he will refrain from making any representation, statement, comment or any other form of communication (hereinafter collectively referred to as “representation”), whether written or oral, to any person or entity, including but not limited to the principals, officers, directors, employees, advisors, agents, customers, suppliers and competitors of the Company and/or its Affiliates, which representation has the effect or tendency to disparage, denigrate, or otherwise reflect negatively on the Company and/or its Affiliates and/or their business, officers, directors, shareholders, employees, agents, advisors or investors. The Company agrees it will take all reasonable steps to ensure that the Company and its officers and directors refrain from making any external representation that would have the effect or tendency to disparage, denigrate, or otherwise reflect negatively on Executive.

13. Return of Company Materials; Removal of Executive Personal Property. Executive agrees to deliver to the Company on or before the Effective Date all originals and copies of Company materials and all other property of the Company and/or its Affiliates in Executive’s possession, custody or control. Executive shall arrange and cause, at the Company’s reasonable, pre-approved cost and expense but at Executives risk, for Executive’s personal property to be removed from the facilities of the Company and/or its Affiliates by 5:00 p.m. Central time on Friday, April 13, 2012. The Company will only be responsible for the cost and expenses of moving personal property to one address in Houston or Sugarland, Texas.

14. Revocation of Agreement; Effective Date. Executive, at Executive’s sole discretion, may revoke this Agreement on or before the expiration of seven calendar days after signing it. Executive’s revocation shall be in writing and received by Michael A. Roy at WCA Management Company, L.P., 1330 Post Oak Boulevard, 30th Floor, Houston, Texas 77056, by 5:00 p.m. Central time on the seventh calendar day after signing this Agreement in order to be effective. If Executive elects to revoke the Agreement, all of the provisions of the Agreement shall be void and unenforceable. If Executive does not so elect, the Agreement shall become effective at the expiration of the revocation period (i.e., on the eighth day after Executive signs the Agreement) (the “Effective Date”).

15.	Miscellaneous.

15.1 The Parties acknowledge that this Agreement is the result of a compromise and shall never be construed as, or said by any of them to be, an admission by the other of any liability, wrongdoing, or responsibility. The Parties expressly disclaim any such liability, wrongdoing, fault, or responsibility.

15.2 This Agreement constitutes the entire agreement among the Parties, except to the extent that it expressly references provisions of the Amendment and the Employment Agreement that survive the termination thereof. This Agreement may be executed in identical counterparts, each of which shall constitute an original and both of which shall constitute one and the same agreement. Except as expressly provided herein, this Agreement supersedes the Amendment and the Employment Agreement and any severance benefit plan or program and any bonus program at the Company and/or its Affiliates.

15.3 In the event of a breach or threatened breach by Executive of any of the provisions of this Agreement, Executive hereby consents and agrees that the Company and/or its Affiliates shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

15.4 The Parties warrant that no representations related to the subject matter of this Agreement have been made other than those contained in the written provisions of this Agreement, and that they do not rely on any representations not stated in this Agreement.

15.5 The Parties further warrant that they or their undersigned representatives are legally competent and fully authorized to execute and deliver this Agreement.

15.6 The Parties confirm they have had the opportunity to have this Agreement explained to them by legal counsel and tax advisors of their choice, and that they execute this Agreement freely, knowingly and voluntarily. Each of the Company and Guarantor is relying on its own judgment and on the advice of its legal counsel and tax advisors and not upon any recommendation of Executive or his agents, counsel or other representatives. Likewise, Executive is relying on his own judgment and on the advice of his legal counsel and tax advisors, and not upon any recommendation of the Company, Guarantor or their respective directors, officers, employees, agents, counsel or other representatives. By voluntarily executing this Agreement, the Parties confirm their competence to understand and do hereby accept the terms of this Agreement as resolving fully all differences, disputes and claims that may exist within the scope of this Agreement.

15.7 This Agreement may not be modified or amended except by a writing signed by the Parties. No waiver of this Agreement or of any of the promises, obligations, terms, or conditions contained in it shall be valid unless it is in writing signed by the Party or Parties against whom the waiver is to be enforced. The waiver by any Party of a breach of any provision of this Agreement shall neither operate nor be construed as a waiver of any subsequent breach by any Party. Except as expressly provided for herein, the failure of any Party to take any action by reason of any breach will not deprive such Party of the right to take action at any time while such breach occurs.

15.8 If any part or any provision of this Agreement shall be finally determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of the Agreement.

15.9 The Parties have cooperated in the preparation of this Agreement. Hence, the Agreement shall not be interpreted or construed against or in favor of any Party by virtue of the identity, interest, or affiliation of its preparer.

15.10 This Agreement is made and shall be enforced pursuant to the laws of the State of Texas, without regard to its law governing conflicts of law.

15.11 ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF TEXAS IN EACH CASE LOCATED IN THE CITY OF HOUSTON AND IN HARRIS COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS,

NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH IN SECTION 15.15 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

15.12 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.12.

15.13 The amount of benefits payable under this Agreement shall be paid from the general assets of the Company and/or Guarantor and there shall be no separate trust established to pay any benefits under this Agreement.

15.14 This Agreement shall be binding on and inure to the benefit of the successors and assigns of the Parties. No rights or obligations, benefits of or payments to Executive under this Agreement may be subject to claims of Executive’s creditors, or in any manner may be assigned or transferred by Executive other than his rights to compensation and benefits that are transferred by will or to his estate by operation of law.

15.15 Except as provided in Section 14, all notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when (i) delivered by hand (with written confirmation of receipt), (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (iv) on the third business day following deposit in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, to the addresses as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company or Guarantor to:

WCA Management Company, L.P.

1330 Post Oak Boulevard, 30th Floor

Houston, Texas 77056

Attention: Michael A. Roy

E-mail: mroy@wcamerica.com

Facsimile: 832-255-4422

If to Executive to:

[                    ]

[                    ]

[                    ]

E-mail: [                    ]

Facsimile: [                    ]

or to such other addresses as the Company, Guarantor or Executive, as the case may be, shall designate by notice to the other Party or Parties in the manner specified in this Section 15.15.

15.16 Titles and headings to Sections are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Any and all Exhibits referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes. The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms, and to the masculine as well as to the feminine and neuter genders of such term.

15.17 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

15.18 Wherever appropriate to the intention of the Parties, the respective rights and obligations of said parties, including, but not limited to, the rights and obligations set forth in Sections 10 through 12 hereof and this Section 15, shall survive any termination or expiration of this Agreement.

15.19 This Agreement is intended to comply with the requirements of Section 409A of the Code and, to the extent that adverse tax consequences thereunder may be avoided, this Agreement (i) shall automatically be amended to the extent necessary to incorporate any provisions required to ensure such compliance (which the Parties hereby agree are hereby adopted, approved, consented to, ratified and incorporated herein by reference) and (ii) shall be construed, interpreted and operated in a manner that will ensure such compliance. In accordance with the forgoing, a termination of employment shall mean a separation of service within the meaning of Section 409A of the Code. Without limiting the scope of the preceding provisions of this Section 15.19, to the extent that at any time prescribed under Section 409A of the Code and regulations or other regulatory guidance issued thereunder, Executive is a key employee, as defined in Section 416(i) of the Code without regard to paragraph 5 thereof, except to the extent permitted under Section 409A of the Code and regulations or other regulatory guidance issued thereunder, no distribution or payment that is subject to Section 409A of the Code shall be made under this Agreement on account of Executive’s separation from service, as defined in Section 409A of the Code and the regulations or other regulatory guidance issued thereunder, with the Company (at any time when Executive is deemed under Section 409A of the Code and regulations or other regulatory guidance issued thereunder to be a specified employee, as defined in Section 409A of the Code and regulations or other regulatory guidance issued thereunder, and any stock of the Company is publicly traded on an established securities market or otherwise) until the date that is the first day of the month that occurs six (6) months after the date of Executive’s separation from service (or, if earlier, the date of death of Executive or any other date permitted under Section 409A of the Code and regulations or other regulatory guidance issued thereunder). With respect to any reimbursement of expenses of Executive or in-kind benefits, as specified under this Agreement, which constitutes deferred compensation subject to Section 409A of the Code, such reimbursement of expenses or paid expenses shall be subject to the following conditions: (1) the expenses eligible for reimbursement or payable in one taxable year shall not affect the expenses eligible for reimbursement or payment in any other taxable year; (2) the reimbursement or payment of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred or due; and (3) the right to reimbursement or payment shall not be subject to liquidation or exchange for another benefit. Notwithstanding the foregoing, Executive hereby acknowledges that none of the Company and/or its Affiliates guarantees or is otherwise responsible for the tax consequences to Executive with respect to this Agreement and actions contemplated hereby.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date indicated below

JEROME M. KRUSZKA (“EXECUTIVE”)	WCA MANAGEMENT COMPANY, L.P. (the “Company”)

By: WCA Management General, Inc., its General Partner

Date:		By:
Name:
Title:

WCA WASTE CORPORATION (“Guarantor”)

By:
Name:
Title:

Date:

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

BEFORE ME, the undersigned authority, on this day personally appeared Jerome M. Kruszka who, being by me first duly sworn, upon his oath deposed and stated that he has read the foregoing Agreement; that he has been advised to discuss the provisions of this Agreement with an attorney of his choice before signing it; that he fully understands the terms and conditions of this Agreement; that he is legally competent to execute this Agreement; and that he has voluntarily executed this Agreement for the purposes and consideration therein expressed.

Given under my hand and seal of office on this      day of             , 2012.

NOTARY PUBLIC IN AND FOR THE STATE OF TEXAS

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

BEFORE ME, the undersigned authority, on this day personally appeared each of                     , who being by me first duly sworn, upon his oath deposed and stated that he is the                      and                     , of WCA Management General, Inc. (the “Company”) and WCA Waste Corporation (“Guarantor”); that he has read the foregoing Agreement; that he has discussed the provisions of this Agreement with any attorney of his choice; that he fully understands the terms and conditions of this Agreement; that he is legally competent and fully authorized to execute this agreement on behalf of the Company and Guarantor; and that he has voluntarily executed this Agreement for the purposes and consideration therein expressed.

Given under my hand and seal of office on this      day of             , 2012.

NOTARY PUBLIC IN AND FOR THE STATE OF TEXAS